Exhibit 99.3

PLUG POWER INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS OF PLUG POWER INC. FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON             ,             , 2003

The undersigned hereby constitutes and appoints David Neumann and Ana-Maria Galeano proxies of the undersigned, with full power of substitution in each of them, and authorizes each of them to represent and to vote all shares of common stock, par value $.01 per share, of Plug Power Inc. (the “Company”) held of record by the undersigned as of the close of business on             , at the Company’s Special Meeting of Stockholders (the “Special Meeting”) to be held at the Albany Marriott, 189 Wolf Road, Albany, New York, at          local time, on             ,            , 2003, and at any adjournments or postponements thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). Neither proposal is conditioned on the approval of the other proposal. If no direction is given, this proxy will be voted FOR Proposal 1 and FOR Proposal 2. In their discretion, the proxy holders are each authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors’ recommendations need only sign and date this proxy and return it in the enclosed envelope.

The undersigned hereby acknowledge(s) receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and the Joint Proxy Statement/Prospectus with respect thereto and hereby revoke(s) any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

PLEASE SIGN AND DATE ON REVERSE SIDE AND RETURN PROMPTLY
IN THE ENCLOSED ENVELOPE.

Please date, sign and mail your
proxy card back as soon as possible!

Special Meeting of Stockholders
PLUG POWER INC.

Please Detach and Mail in the Envelope Provided

X	Please mark your votes as in this example
☐

	FOR	AGAINST	ABSTAIN
Proposal 1.	☐	☐	☐
To approve the issuance of shares of common stock of the Company pursuant to the Agreement and Plan of Merger, dated as of November 11, 2002, by and among the Company, Monmouth Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company and H Power Corp., a Delaware corporation, as amended.

	FOR	AGAINST	ABSTAIN
Proposal 2.	☐	☐	☐
To authorize and approve the exchange of options to purchase shares of common stock of the Company held by its employees for shares of restricted common stock of the Company in accordance with the terms and conditions described in the Joint Proxy Statement/Prospectus.

In their discretion, the proxy holders are each authorized to vote upon such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

Please be sure to sign and date this proxy.

Stockholder(s) Signature:                                                                  Dated:                             , 2002

NOTE: Please sign name exactly as shown here. If more than one holder, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation or partnership, the proxy should be signed by a duly authorized person, indicating title or authority.

PLEASE, SIGN, DATE AND PROMPTLY MAIL YOUR PROXY.